BUZZFEED, INC. POSTS STRONG Q2 FINANCIAL RESULTS AND EXPECTS CONTINUED IMPROVEMENT IN Q3
Programmatic Advertising Revenues Grew 3% Year-Over-Year
Affiliate Commerce Revenues Grew 9% Year-Over-Year
BuzzFeed, Inc. was the Only Digital Media Company in Competitive Set to Grow Audience Time Spent in Q2 Versus Q1, according to Comscore1
NEW YORK – August 12, 2024 – BuzzFeed, Inc. (Nasdaq: BZFD) reported improved second quarter (ended June 30, 2024) net loss from continuing operations as compared to the prior-year period, and Adjusted EBITDA2 ahead of the Company’s outlook shared on May 13, 2024 and reiterated on July 3, 2024. Second quarter revenues were in line with the Company’s outlook, with year-over-year growth in two of BuzzFeed, Inc.’s largest and highest-margin revenue streams - Programmatic Advertising and Affiliate Commerce.
“Our strong performance in Q2 marks a turning point we’ve been working toward for the past two years,” said Jonah Peretti, BuzzFeed Founder & CEO. “We are beginning to see the benefits of our investment in a differentiated technology platform that allows us to accelerate AI product development, make our sites and apps more interactive and personalized, and increase the amount of content our team and audience can create using AI-powered tools.”
“These changes are beginning to drive deeper audience engagement and improved revenue trends on our owned and operated properties,” Peretti continued. “We are not just focused on making small optimizations to our business; our ambition is for BuzzFeed to be the defining digital media company for the AI era, and we will execute accordingly in the coming years.”
Second Quarter 2024 Financial and Operational Highlights for Continuing Operations (excluding Complex)3
●BuzzFeed4 delivered Q2 revenues of $46.9 million, declining 24% compared to the second quarter of 2023
○Advertising revenue declined 19% year-over-year to $23.8 million
●Programmatic advertising revenue grew 3% year-over-year to $16.0 million
○Content revenue declined 48% year-over-year to $11.4 million
○Commerce and other revenues grew 7% year-over-year to $11.7 million
●Affiliate commerce revenues grew 9% year-over-year to $10.4 million
●Net loss from continuing operations was $(6.5) million, compared to a net loss from continuing operations of $(22.5) million in the second quarter of 2023
●Adjusted EBITDA was $2.7 million, compared to Adjusted EBITDA loss of $(2.2) million in the second quarter of 2023, a year-over-year improvement of approximately $5 million
1 Source: Comscore Media Trend, desktop 2+ and mobile 18+, desktop and mobile; June 2024; [Competitive Set: Dotdash Meredith, Conde Nast Digital, Vox Media, People, Bustle Digital Group, Vice Media Group, Hearst]
2 As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP results.
3 The Company determined the assets of Complex Networks, excluding the First We Feast brand, met the classification for “held for sale.” Additionally, the Company concluded the disposal, which occurred on February 21, 2024, represented a strategic shift that had a major effect on our operations and financial results. As such, the historical financial results of Complex Networks have been reflected as discontinued operations in our condensed consolidated financial statements. Amounts presented throughout this press release are on a continuing operations basis (i.e., excluding Complex Networks).
4 BuzzFeed, Inc. is herein referred to as “BuzzFeed” or the “Company.”

●Time Spent5 declined 5% year-over-year to 71 million hours
Business and Content Highlights
●BuzzFeed, Inc. continued to outpace its peers in Q2 as the only digital media company in our competitive set to grow time spent in Q2, up 5% as compared to Q1, according to Comscore. Further, time spent among our core demographic - Millennials and Gen Z - grew 11% versus Q1.
●Direct traffic referrals are our largest source of traffic: in Q2, 90% of audience time spent with our content was on our owned and operated properties. And, direct traffic across BuzzFeed and HuffPost continued to show stability through the quarter.
●The BuzzFeed team has made great progress improving audience loyalty: the number of loyal users - users who return to the BuzzFeed web and app more than once in a 7-day period - has grown 11% since Q4 2023.
●Engagement has also deepened among our user base, with the number of page views per unique site visitor growing for the third consecutive quarter.
●The Company posted a record Prime Day in July, with strong double-digit growth in revenues year-over-year, outpacing Amazon’s overall Prime Day growth6.
Third Quarter 2024 Financial Outlook
●We expect overall revenues in the range of $58 million to $63 million, or approximately 3% lower to 5% higher than third quarter of 2023
●We expect Adjusted EBITDA in the range of $6 million to $11 million, approximately $8 million higher year-over-year at the midpoint
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.
Please see “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net income (loss) from continuing operations — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such a measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our second quarter 2024 results today, August 12, at 5PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register in advance at the same location. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 10 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
5 Excludes Complex Networks and First We Feast; see definition of “Time Spent” below.
6 +11% year-over-year, according to Adobe Analytics, as reported by CNBC.

Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce and other. The definition of Time Spent is also set forth below.
●Advertising revenues are primarily generated from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content and content licensing. Revenues for film and TV projects are also included here.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content in the U.S. across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat and Twitter. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities. Time Spent presented above excludes time spent on Complex Networks, as Complex Networks is presented as a discontinued operation within our condensed consolidated financial statements. Time Spent on Complex Networks, as reported by Comscore, was approximately 10.0 million hours through the date of Disposition, February 21, 2024, and 21.2 million and 50.0 million hours for the three and six months ended June 30, 2023, respectively. Time Spent on Complex Networks, as reported by Comscore, previously included Time Spent on First We Feast, as First We Feast was historically under the Complex Networks’ measurement portfolio of Comscore. However, the historical Time Spent on First We Feast cannot be reasonably bifurcated from Time Spent on Complex Networks. Accordingly, for comparability of Time Spent, we have excluded Time Spent on First We Feast from our measure of Time Spent for all periods presented above and for future reporting of Time Spent.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss from continuing operations, excluding the impact of net income (loss) attributable to noncontrolling interests, income tax (benefit) provision, interest expense, net, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.

We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for Q3 2024) or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, (some of which are beyond our control) uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (2) demand for our products and services or changes in traffic or engagement with our brands and content; (3) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (4) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; current global supply chain disruptions; potential government shutdowns or a failure to raise the U.S. federal debt ceiling or to fund the federal government; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the United States and China; the inflationary environment; high unemployment; high interest rates, currency fluctuations; and the competitive labor market; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to settle conversions of our unsecured convertible notes, repurchase the notes upon a fundamental change such as the delisting of our Class A common stock or repay the notes in cash at their maturity any restrictions imposed by, or commitments under, the indenture governing our unsecured notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes or governmental investigations to which we are subject; (7) the benefits of our cost savings measures; (8) our success divesting of companies, assets or brands we sell or in integrating and supporting the companies we acquire; (9) technological developments including artificial intelligence; (10) the impact of activist shareholder activity, including on our strategic direction; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (16) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

###
Contacts
Media Contact
Juliana Clifton, BuzzFeed: juliana.clifton@buzzfeed.com
Investor Relations Contact
Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Advertising	$23,814	$29,412	(19)%	$45,237	$56,805	(20)%
Content	11,369	21,739	(48)%	24,476	37,990	(36)%
Commerce and other	11,749	10,977	7%	21,974	22,241	(1)%
Total revenue	$46,932	$62,128	(24)%	$91,687	$117,036	(22)%
Loss from continuing operations	$(4,214)	$(16,422)	74%	$(25,027)	$(40,899)	39%
Net loss from continuing operations	$(6,483)	$(22,482)	71%	$(33,052)	$(51,871)	36%
Adjusted EBITDA	$2,659	$(2,204)	221%	$(8,605)	$(20,292)	58%

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$45,461	$35,637
Accounts receivable (net of allowance for doubtful accounts of $1,066 as at June 30, 2024 and $1,424 as at December 31, 2023)	46,954	75,692
Prepaid expenses and other current assets	19,260	21,460
Current assets of discontinued operations	—	—
Total current assets	111,675	132,789
Property and equipment, net	8,777	11,856
Right-of-use assets	38,058	46,715
Capitalized software costs, net	22,653	22,292
Intangible assets, net	25,166	26,665
Goodwill	57,562	57,562
Prepaid expenses and other assets	8,963	9,508
Noncurrent assets of discontinued operations	—	104,089
Total assets	$272,854	$411,476

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$16,556	$46,378
Accrued expenses	15,209	15,515
Deferred revenue	1,021	1,895
Accrued compensation	13,605	12,970
Current lease liabilities	23,326	21,659
Current debt	101,483	124,977
Other current liabilities	4,796	4,401
Current liabilities of discontinued operations	—	—
Total current liabilities	175,996	227,795
Noncurrent lease liabilities	25,713	37,820
Debt	—	33,837
Warrant liabilities	1,075	406
Other liabilities	753	435
Noncurrent liabilities of discontinued operations	—	—
Total liabilities	203,537	300,293

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 35,879 and 35,035 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	3	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 1,359 and 1,368 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	725,386	723,092
Accumulated deficit	(654,984)	(611,768)
Accumulated other comprehensive loss	(3,227)	(2,500)
Total BuzzFeed, Inc. stockholders’ equity	67,179	108,828
Noncontrolling interests	2,138	2,355
Total stockholders’ equity	69,317	111,183
Total liabilities and stockholders’ equity	$272,854	$411,476

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$46,932	$62,128	$91,687	$117,036
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	25,001	38,967	56,064	76,204
Sales and marketing	4,509	10,139	13,654	22,047
General and administrative	14,052	20,765	30,301	42,175
Research and development	2,721	3,351	5,951	6,479
Depreciation and amortization	4,863	5,328	10,744	11,030
Total costs and expenses	51,146	78,550	116,714	157,935
Loss from continuing operations	(4,214)	(16,422)	(25,027)	(40,899)
Other income (expense), net	2,168	(3,675)	1,612	(3,055)
Interest expense, net	(3,981)	(3,942)	(8,462)	(7,729)
Change in fair value of warrant liabilities	(632)	395	(669)	(198)
Change in fair value of derivative liability	—	1,125	—	120
Loss from continuing operations before income taxes	(6,659)	(22,519)	(32,546)	(51,761)
Income tax (benefit) provision	(176)	(37)	506	110
Net loss from continuing operations	(6,483)	(22,482)	(33,052)	(51,871)
Net loss from discontinued operations, net of tax	(877)	(5,354)	(10,089)	(12,226)
Net loss	(7,360)	(27,836)	(43,141)	(64,097)
Less: net income (loss) attributable to noncontrolling interests	127	—	74	(260)
Net loss attributable to BuzzFeed, Inc.	$(7,487)	$(27,836)	$(43,215)	$(63,837)
Net loss from continuing operations attributable to holders of Class A and Class B common stock:
Basic and diluted	$(6,610)	$(22,482)	$(33,126)	$(51,611)
Net loss per Class A and Class B common share:
Basic and diluted	$(0.18)	$(0.63)	$(0.90)	$(1.46)
Weighted average common shares outstanding:
Basic and diluted	37,007	35,487	36,792	35,332

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities:
Net (loss)	$(43,141)	$(64,097)
Less: net (loss) from discontinued operations, net of tax	10,089	12,226
Net loss from continuing operations	(33,052)	(51,871)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,744	11,030
Unrealized gain on foreign currency	(482)	(809)
Stock based compensation	2,499	2,816
Change in fair value of warrants	669	198
Change in fair value of derivative liability	—	(120)
Amortization of debt discount and deferred issuance costs	2,606	2,307
Deferred income tax	(409)	341
Provision for doubtful accounts	(358)	(259)
Loss (gain) on investment	—	3,590
Gain on disposition of assets	(350)	(175)
Non-cash lease expense	8,638	10,173
Changes in operating assets and liabilities:
Accounts receivable	30,330	45,871
Prepaid expenses and other current assets and prepaid expenses and other assets	1,584	1,653
Accounts payable	(29,083)	9,889
Accrued compensation	696	(11,102)
Accrued expenses, other current liabilities and other liabilities	473	(11,302)
Lease liabilities	(10,418)	(11,822)
Deferred revenue	(873)	(2,488)
Cash used in operating activities from continuing operations	(16,786)	(2,080)
Cash used in operating activities from discontinued operations	(8,917)	(5,650)
Cash used in operating activities	(25,703)	(7,730)

Investing activities:
Capital expenditures	(208)	(471)
Capitalization of internal-use software	(6,415)	(7,676)
Proceeds from sale of asset	350	175
Cash used in investing activities from continuing operations	(6,273)	(7,972)
Cash provided by investing activities from discontinued operations	108,575	—
Cash provided by (used in) investing activities	102,302	(7,972)

Financing activities:
Proceeds from exercise of stock options	1	29
Payment for shares withheld for employee taxes	(230)	(220)
Borrowings on Revolving Credit Facility	—	2,128
Payments on Revolving Credit Facility	(33,837)	(1,317)
Payment on Convertible Notes	(31,233)	—
Proceeds from the issuance of common stock in connection with the at-the-market offering, net of issuance costs	—	765
Payment of early termination fee for Revolving Credit Facility	(500)	—
Payment of deferred issuance costs	(597)	—
Cash (used in) provided by financing activities	(66,396)	1,385
Effect of currency translation on cash and cash equivalents	(379)	(162)
Net increase (decrease) in cash and cash equivalents	9,824	(14,479)
Cash and cash equivalents at beginning of period	35,637	55,774
Cash and cash equivalents at end of period	$45,461	$41,295

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss from continuing operations	$(6,483)	$(22,482)	$(33,052)	$(51,871)
Income tax (benefit) provision	(176)	(37)	506	110
Interest expense, net	3,981	3,942	8,462	7,729
Other (income) expense, net	(2,168)	3,675	(1,612)	3,055
Depreciation and amortization	4,863	5,328	10,744	11,030
Stock-based compensation	1,747	2,129	2,499	2,816
Change in fair value of warrant liabilities	632	(395)	669	198
Change in fair value of derivative liability	—	(1,125)	—	(120)
Restructuring[1]	263	6,761	3,179	6,761
Adjusted EBITDA	$2,659	$(2,204)	$(8,605)	$(20,292)
Adjusted EBITDA margin	5.7%	(3.5)%	(9.4)%	(17.3)%
Net loss from continuing operations as a percentage of revenue[2]	(13.8)%	(36.2)%	(36.0)%	(44.3)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Net loss from continuing operations as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.